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Exhibit 99.1

[LOGO]   iLinc
         Communications


         ILINC ANNOUNCES FISCAL 2007 FOURTH QUARTER AND YEAR-END RESULTS

FISCAL YEAR 2007 HIGHLIGHTS
   o     Earned revenues of $14.2 million, an increase of 13% over prior year
   o Pro forma net income(1) of $218,000, an improvement of $1.4 million over prior year
   o Added substantial distributors to growing indirect sales channel, including Softmart and Inter-Tel
   o     Increased cash reserves while extending unsecured senior debt to 2010
   o Achieved adjusted EBITDA(1) of $2.8 million, an improvement of $833,000 over prior year
   o     Increased software license revenue by 39% to record $4.2 million
   o Record usage of audio conferencing services surpassing the 50 million minute mark

FOURTH QUARTER HIGHLIGHTS AND RECENT EVENTS
   o     Earned revenues of $3.5 million
   o     Pro forma net loss of $197,000(1)
   o Recruited new direct sales leadership providing new bookings and growing pipeline
   o     Added new director to Board with telco and Web conferencing experience

PHOENIX, Arizona (June 28, 2007) - iLinc Communications, Inc. (AMEX:ILC), a leading developer of Web conferencing software and audio conferencing services, today announced results for fiscal 2007 fourth quarter and year ended March 31, 2007.

For the twelve months ended March 31, 2007 (Fiscal 2007), total revenue increased 13% to $14.2 million, when compared with revenues of $12.5 million for the same twelve-month period last year. For the twelve months ended March 31, 2007, income from operations increased 133% to $1.8 million, when compared to income from operations of $783,000 for the same twelve-month period last year. The Company also reported adjusted EBITDA(1) of $2.8 million for the twelve months ended March 31, 2007, an improvement of $833,000 over the same twelve-month period last year. The Company reported a pro forma net income(1) of $218,000 or break even per basic and diluted share for the twelve months ended March 31, 2007, an improvement at the bottom line of over $1.4 million, as compared with a net loss of $1.2 million, or ($0.05) per basic and diluted share, for the same twelve-month period last year.

For the three months ended March 31, 2007, total revenue decreased slightly to $3.5 million, when compared with revenues of $3.6 million for the same three-month period last year. For the three months ended March 31, 2007, income from operations was $214,000, compared to $470,000 for the same three-month period last year. The Company reported a pro forma net loss of $197,000 or (0.01) per basic and diluted share for the three months ended March 31, 2007, as compared with a net income of $28,000, or breakeven per basic and diluted share, for the same three-month period last year.

James M. Powers, Jr., President and Chief Executive Officer of iLinc Communications, said "Fiscal 2007 was a year of stability for iLinc after having turned the company around in Fiscal 2006. In a competitive market we grew total revenue by 13% and most notably grew software license revenue by 39%. We are not satisfied with our annual growth rate and have implemented additional plans that are already producing results in Fiscal 2008. We believe that iLinc is very well-positioned in this high growth market with an industry leading product, improving direct sales team and expanding indirect sales channels that will result in annual growth rates that exceed the industry's average annual growth rate. We remain excited by the changes in the Web conferencing industry and feel very confident in our direction as we seize the competitive advantages that we have well in hand.

Looking back over Fiscal 2007, we see positive change in almost every aspect of our company that is often not revealed by simple revenue growth analysis. Since we did not achieve the goals set for our direct sales team, we made changes in our direct sales leadership. We recruited a proven senior leader from a global software provider. We increased our lead generation programs and increased the quality and quantity of our direct sales staff. As a result of the changes made since January, we see record growth in our direct sales pipeline that we believe will translate into sales early in fiscal 2008.

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To further bolster revenue growth, we added significant new distribution partnerships to our indirect sales initiative that are paying off in meaningful indirect revenue growth. During fiscal 2007, revenues from indirect sales increased over $650,000, a 250% increase over the prior year. We recently added ConferencePlus, a global provider of audio conferencing products, to our indirect sales channel and expect to announce another major distribution agreement in July. We are pleased that the rate of growth from our indirect sales channel is exceeding our internal projections and resulting in new revenue sources that we feel are just beginning to come online.

The exit of WebEx as a stand-alone provider as a result from the Cisco acquisition is providing access to new customers and new indirect channels that previously did not exist. Our recent addition of a Telco savvy director, formerly with WebEx, and the ConferencePlus distribution agreements are just two examples of recently opened doors. As importantly, the eight times revenue valuation paid by Cisco firmly establishes the value proposition of Web collaboration and its growing importance as a productivity driver in the business workplace. As one of the few remaining publicly-traded providers focused exclusively on enterprise-class Web, audio and video collaboration, we're even more excited and optimistic about our future and our ability to positively impact our partners and customers.

We remain confident in the growth plans established for the 2008 fiscal year and expect continued gains in revenue, net income and EBITDA," concluded Dr. Powers.

James Dunn, Jr., Senior Vice President and Chief Financial Officer of iLinc Communications, said, "While we are not satisfied with the revenue gains achieved, we accomplished much in Fiscal 2007 that sets the stage for predictable quarterly growth. It is easy to forget how much was accomplished in Fiscal 2007 from an operational and financial standpoint. Looking back, we were pleased to have extended our senior debt for an additional three years on what we view as favorable terms. We strengthened our balance sheet and overall capital structure adding cash and improving cash flow. The extension of that debt in combination with improving cash flow removed the viability issue that had previously limited access to new customers and a growing sales pipeline.

Despite modest revenue growth in Fiscal 2007, we continue to post significant gains in net income, earnings from operations and EBITDA. We are most proud of the positive change in our operating margin and improving bottom line. Please recall that we earned net income(1) in four of the past six quarters, and increased net income by $1.4 million over Fiscal 2006. We see continued margin leverage from the sale of our high margin software, whether sold on a direct or indirect basis. Notably in Fiscal 2007 we increased gross profit to $9.4 million, a 27% increase over the prior year that out-paced revenue growth. Our flattened cost structure provided $1.8 million in operating income, a 133% increase over Fiscal 2006. We expect to see continued gross margin improvement and operating margin improvement as revenue continues to rise. We continue to seek ways to grow top-line revenue while maintaining profitability. We remain well-positioned in the marketplace from an operational and financial standpoint to achieve the goals we established for the 2008 fiscal year.

Revenues for the fourth quarter, and fiscal year were less than the preliminary results announced in May due to a $214,000 one-time adjustment to our non-core custom content revenue that has only a $36,000 impact on operating income. We provide those legacy custom content development services as a part of an outsourced relationship. We discovered after the quarter's end that our subcontractor had substantially over-run the original budgeted hours needed for the project. Because we record that revenue on a percentage-complete basis, we had to make an adjustment to that project, and therefore custom content revenue for the fourth quarter. This was an isolated incident related to a service that is non-core and we have implemented additional procedures to address that issue so this does not reoccur," concluded Mr. Dunn.

A Webcast of iLinc Communications' fiscal 2007 fourth quarter and year end conference call will be hosted live at 11:00 a.m. Eastern time on June 28, 2007. A replay of the event will be available after the call and accessible online through the Company's Web site at WWW.ILINC.COM.

CONTACT:     JAMES M. POWERS, JR.
             PRESIDENT AND CHIEF EXECUTIVE OFFICER
             (602) 952-1200

             JAMES L. DUNN, JR.
             SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
             (602) 952-1200

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(1)   EXPLANATION OF ADJUSTED EBITDA, NON-GAAP FINANCIAL MEASURE
We report adjusted EBITDA, a financial measure that is not defined by Generally Accepted Accounting Principles. We believe that adjusted EBITDA is a useful performance metric for our investors and is a measure of operating performance that is commonly reported and widely used by financial and industry analysts, investors and other interested parties because it eliminates significant non-cash and/or one-time charges to earnings. It is important to note that non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income (loss), cash flows, or other measures of financial performance prepared in accordance with GAAP. The net income for the twelve months ended March 31, 2007 was partially offset by the non-recurring loss of $162,000 on extinguishment of debt resulting from the extension of the Company's senior debt. This was a one-time charge to accelerate the interest expense accounted for as debt discount and deferred offering costs under the original terms of the senior debt and accounted for as an "extinguishment of debt for accounting purposes" under the Guidance of EITF 96-19. Excluding this one-time charge, net income for the twelve months ended March 31, 2007 was $218,000. A reconciliation of net loss to adjusted EBITDA is as follows for the three and twelve months ended March 31, 2007 and 2006.

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                                                                   THREE MONTHS ENDED                    YEAR ENDED
                                                                        MARCH 31,                         MARCH 31,
                                                          ---------------------------------------------------------------------

                                                                 2007              2006             2007               2006
                                                                     (IN THOUSANDS)                     (IN THOUSANDS)
Net income (loss).........................................    $    (199)         $       28      $       56        $    (1,171)
Loss on extinguishment of debt............................            2                  --             162                 --
                                                          ---------------------------------------------------------------------
       Pro forma net income (loss)........................         (197)                 28             218             (1,171)
Non-cash charges and credits:
Interest expense..........................................          332                 419           1,524              1,897
Financing and late fees...................................            1                  34              33                 61
Debt conversion expense...................................           --                   9              --                338
Warrant expense...........................................           --                  --              15                  7
Gain on debt settlement...................................           --                 (29)             (8)               (81)
Gain on sale of assets....................................           (4)                 --              (7)               (40)
Adjustment of acquisition liabilities to cost of sales....           --                  --              --               (355)
Adjustment of acquisition liabilities to general and
administrative expenses...................................           --                 (32)             --               (121)
Adjustment of acquisition liabilities to other income.....           --                  --              --               (167)
Interest income...........................................           (7)                 --             (32)                (5)
Stock compensation expense................................           34                  10             140                 40
Income taxes..............................................           85                  --              85                 --
Depreciation..............................................           35                 233             315                940
Amortization..............................................          117                 117             468                575
                                                          ---------------------------------------------------------------------
                                                              $     396          $      789      $    2,751        $     1,918
                                                          =====================================================================
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ABOUT ILINC COMMUNICATIONS, INC.
iLinc Communications, Inc. is a leading developer of Web conferencing software and audio conferencing solutions for highly secure and cost-effective online meetings, presentations, and training sessions. Our technology allows people in diverse locations to communicate and collaborate online while avoiding the expense, environmental damage, and productivity losses associated with travel.
We make it better than being there. We do so by providing an award-winning, enterprise-wide suite of Web, audio, and video conferencing solutions that can be scaled up or down to meet the needs of any size organization. Offering the industry's most flexible pricing models, we give you the power to choose an installed, hosted, or hybrid solution - whichever model delivers the highest ROI for your particular business. More information about the Phoenix-based Company may be found on the Web at WWW.ILINC.COM.

THIS PRESS RELEASE CONTAINS INFORMATION THAT CONSTITUTES FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS DESCRIBED WITHIN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO SUCH DIFFERENCES ARE DISCLOSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING INFORMATION PROVIDED HEREIN REPRESENTS THE COMPANY'S ESTIMATES AND EXPECTATIONS AS OF THE DATE OF THE PRESS RELEASE, AND SUBSEQUENT EVENTS AND DEVELOPMENTS MAY CAUSE THE COMPANY'S ESTIMATES AND EXPECTATIONS TO CHANGE. THE COMPANY SPECIFICALLY DISCLAIMS ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION IN THE FUTURE. THEREFORE, THIS FORWARD-LOOKING INFORMATION SHOULD NOT BE RELIED UPON AS REPRESENTING THE COMPANY'S ESTIMATES AND EXPECTATIONS OF ITS FUTURE FINANCIAL PERFORMANCE AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESS RELEASE.

iLinc, iLinc Communications, iLinc Suite, MeetingLinc, LearnLinc,
ConferenceLinc, SupportLinc, EventPlus, On-Demand, iReduce, iLinc Enterprise Unlimited and its logos are trademarks or registered trademarks of iLinc Communications, Inc. All other company names and products may be trademarks of their respective companies.

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                                         ILINC COMMUNICATIONS, INC., AND SUBSIDIARIES
                                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                     THREE MONTHS ENDED                 YEAR ENDED
                                                                          MARCH 31,                      MARCH 31,

                                                                 ------------------------------------------------------------
                                                                     2007            2006           2007            2006
Revenues
   Software licenses..........................................    $       922     $       891    $     4,177     $     3,014
   Subscription and audio services............................          2,061           1,912          7,501           7,070
   Maintenance and professional services......................            505             777          2,517           2,448
                                                                 ------------------------------------------------------------
       Total revenues.........................................    $     3,488     $     3,580    $    14,195     $    12,532
                                                                 ------------------------------------------------------------

Cost of revenues
   Software licenses..........................................             (1)            (21)           131              51
   Subscription and audio services............................            915           1,043          3,642           3,881
   Maintenance and professional services......................             77             292            787             827
   Amortization of acquired developed technology..............             67              67            269             376
                                                                 ------------------------------------------------------------
       Total cost of revenues.................................          1,058           1,381          4,829           5,135
                                                                 ------------------------------------------------------------

Gross profit                                                            2,430           2,199          9,366           7,397
                                                                 ------------------------------------------------------------

 Operating expenses
   Research and development...................................            371             337          1,276           1,392
   Sales and marketing........................................          1,158             820          3,696           3,075
   General and administrative.................................            687             572          2,571           2,147
                                                                 ------------------------------------------------------------
       Total operating expenses...............................          2,216           1,729          7,543           6,614
                                                                 ------------------------------------------------------------

Income from operations........................................            214             470          1,823             783

   Interest expense...........................................           (252)           (268)          (993)         (1,041)
   Amortization of beneficial debt conversion.................            (80)           (151)          (531)           (856)
                                                                 ------------------------------------------------------------
       Total interest expense.................................           (332)           (419)        (1,524)         (1,897)
   Loss on extinguishment of debt.............................             (2)             --           (162)             --
   Net gain (loss)on settlement of debt and other
       obligations............................................             --              30              8            (257)
   Interest income (charges) and other........................              6             (54)           (14)            117
                                                                 ------------------------------------------------------------
   (Loss) income from continuing operations before income
       taxes..................................................           (114)             27            131          (1,254)

   Income taxes...............................................             85              --             85              --
                                                                 ------------------------------------------------------------

   (Loss) income from continuing operations...................           (199)             27             46          (1,254)
    Income from discontinued operations.......................             --               1             10              83
                                                                 ------------------------------------------------------------
 Net (loss) income............................................           (199)             28             56          (1,171)

 Series A and B preferred stock dividends.....................            (36)            (39)          (153)           (130)
 Imputed preferred stock dividends............................             --              --             --             (55)
                                                                 ------------------------------------------------------------
 Loss available to common shareholders........................    $      (235)    $       (11)    $      (97)    $    (1,356)
                                                                 ------------------------------------------------------------
 Loss per common share, basic and diluted
   From continuing operations.................................    $     (0.01)    $        --     $       --     $     (0.05)
   From discontinued operations...............................             --              --             --              --
                                                                 ------------------------------------------------------------
       Loss per common share..................................    $     (0.01)    $        --     $       --     $     (0.05)
                                                                 ------------------------------------------------------------

Number of shares used in calculation of loss per share:
    Basic and diluted.........................................         33,411          27,186         32,110          26,075
                                                                 ============================================================


                                                             -END-




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                                      ILINC COMMUNICATIONS, INC. AND SUBSIDIARIES
                                              CONSOLIDATED BALANCE SHEETS
                                           (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                     MARCH 31,          MARCH 31,
                                                                                       2007               2006
                                                                                 -----------------  -----------------
ASSETS
Current assets:
   Cash and cash equivalents.............................................         $         1,057     $          466
   Certificates of deposit and marketable securities.....................                     504                 --
   Accounts receivable, net of allowance for doubtful accounts of
       $117 and $120, at March 31, 2007 and 2006,
   respectively..........................................................                   2,530              2,207
   Note receivable.......................................................                      14                 12
   Prepaid and other current assets......................................                     766                 30
                                                                                 -----------------  -----------------
     Total current assets................................................                   4,871              2,715

Property and equipment, net .............................................                     691                336
Goodwill.................................................................                  11,206             11,206
Intangible assets, net...................................................                   1,556              1,731
 Other assets............................................................                      14                 12
 Assets of discontinued operations.......................................                      --                 --
                                                                                 -----------------  -----------------
     Total assets........................................................         $        18,338    $        16,000
                                                                                 =================  =================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of long term debt.....................................         $           143    $           199
   Accounts payable trade................................................                   1,169              1,257
   Accrued liabilities...................................................                   1,119              2,213
   Current portion of capital lease liabilities..........................                      45                 70
   Deferred revenue......................................................                   1,483                917
                                                                                 -----------------  -----------------
     Total current liabilities...........................................                   3,959              4,656

Long term debt, less current maturities, net of discount and beneficial conversion feature of $993 and $1,493, at
       March 31, 2007 and 2006, respectively.............................                   7,406              6,974
Capital lease liabilities, less current maturities.......................                     223                 --
Deferred tax liability...................................................                     299                 --
                                                                                 -----------------  -----------------
     Total liabilities...................................................                  11,887             11,630
                                                                                 -----------------  -----------------

SHAREHOLDERS' EQUITY:
 Preferred stock, $.001 par value 10,000,000 shares authorized, Series A
       115,000  and 127,500 shares issued and outstanding, liquidation preference of $1,150,000 and $1,275,000, respectively and Series
       B, 59,500 and 70,000 shares issued and outstanding, liquidation preference of $595,000 and $700,000 at March 31, 2007 and 2006,
       respectively......................................................                      --                 --
Common stock, $.001 par value 100,000,000 shares authorized, 35,017,843
       and 28,923,168 issued at March 31, 2007 and 2006, respectively....                      35                 29
   Additional paid-in capital............................................                  46,614             44,228
   Accumulated deficit...................................................                 (38,790)           (38,479)
   Less:  1,432,412 treasury shares at cost..............................                  (1,408)            (1,408)
                                                                                 -----------------  -----------------
     Total shareholders' equity..........................................                   6,451              4,370
                                                                                 -----------------  -----------------
     Total liabilities and shareholders' equity..........................         $        18,338    $        16,000
                                                                                 =================  =================


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